June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026 (July 16, 2026)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.

On July 16, 2026, ArcBest Corporation (the “Company”) announced a restructuring plan (the “Plan”) designed to realign its operating structure, reduce costs, simplify its go-to-market brand architecture, and better position the Company for long-term growth and profitability.

Summary of Actions

The Plan includes the following actions:

●	Workforce Reduction: Upon completion of the Plan, the Company expects to have reduced its workforce by approximately 2% of total positions across multiple functions and geographies. The reductions include employee separations, the elimination of certain open positions, and the non-replacement of certain positions vacated through retirements and other attrition.

●	Brand Consolidation: Effective August 1, 2026, MoLo Solutions, Panther Premium Logistics and ArcBest Technologies will operate under the ArcBest® brand, reflecting ArcBest’s position as an integrated logistics provider. In connection with this transition, the Company will retire the MoLo® brand for truckload brokerage and the Panther® brand for ground expedite services. The Company will continue to operate its asset-based, less-than-truckload operations under the ABF Freight® brand and its moving services operations under the U-Pack® brand.

●	Facility Consolidations: The Company intends to close ten ABF Freight service centers in smaller markets and consolidate their operations into other facilities within the affected regions. The locations subject to closure represent approximately 1% of the total doors in the ABF Freight service center network. Following the planned closures, the Company's total door count is expected to remain approximately 8% above 2021 levels. The consolidations constitute a change of operations under the National Master Freight Agreement (the “NMFA”) with the International Brotherhood of Teamsters and are subject to approval by the joint union-management Change of Operations Committee pursuant to the terms of the NMFA.

●	Discontinuation of Product Offering: The Company will discontinue the Vaux Freight Movement System and focus its Vaux® operations on the Vaux Smart Autonomy product line.

Financial Impact and Estimates

The Company estimates that the Plan will result in aggregate cash charges of approximately $6.0 million to $7.0 million, expected to be incurred primarily in the third quarter of 2026, and aggregate non-cash impairments of approximately $76.5 million, which the Company expects to recognize in its financial results for the second quarter of 2026. The estimated charges and impairments include:

●	Approximately $5.5 million to $6.0 million of cash charges consisting primarily of one-time termination benefits, including severance and other customary employee benefit payments associated with the workforce reduction.

●	A non-cash impairment of approximately $25.7 million (or approximately $19.4 million, after tax) to write off the remaining carrying value of the Panther® trade name.

●	A non-cash impairment of approximately $50.8 million (or approximately $38.2 million, after tax) related to equipment and other assets associated with the Vaux Freight Movement System, together with estimated cash charges of approximately $0.5 million to $1.0 million related to disposal activities.

The Plan is expected to result in approximately $40 million of annualized run-rate cash savings. These anticipated savings support, but are not incremental to, the Company's previously communicated 2028 Investor Day financial targets available via the press release entitled “ArcBest Highlights Strategic Pillars and Long-Term Financial Targets at 2025 Investor Day” which can be found on the Company's website: arcb.com. The Plan advances the Company's broader initiatives to accelerate profitable growth, increase efficiency, and create a more seamless customer experience, including by consolidating certain functions and reducing or eliminating investment in lower-priority areas.

The Company may incur additional costs or charges in connection with the Plan that are not currently contemplated. The estimated charges that the Company expects to incur in connection with the Plan and the anticipated annualized run-rate cash savings are estimates and subject to a number of assumptions and actual results may differ materially.

Other Impairment Charge

Separately from the Plan-related impairments described above, the Company expects to recognize a non-cash impairment of approximately $8.8 million (or approximately $6.7 million, after tax) in its financial results for the second quarter of 2026. The impairment relates to a right-of-use asset and leasehold improvements associated with leased office space within the Company’s Asset-Light operating segment and is based on the expected terms of a sublease for a portion of the office space.

Item 2.05 Costs Associated With Exit or Disposal Activities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.05, to the extent applicable.

Item 2.06 Material Impairments.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06, to the extent applicable.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data breaches, cybersecurity incidents, and/or interruptions or failures of our information systems that we depend on, including software programs and applications provided by third parties; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from multiple large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of future acquisitions and the inability to realize the anticipated benefits of the acquisition; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; failure to achieve market acceptance or generate adequate returns through our Vaux® technologies; establishing and maintaining adequate internal controls over financial reporting; disruptions in domestic or global manufacturing activity, supply chains, and related changes in spending, resulting in material reductions in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, public health crises, geopolitical conflicts, acts of terrorism or war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 16, 2026, announcing the Plan
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	July 16, 2026	/s/ J. Brent Hagy
J. Brent Hagy
Chief Legal Officer and Corporate Secretary